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                                                                     EXHIBIT 5.1

                [Letterhead of Schnader Harrison Segal & Lewis]

                                                                  August 9, 2000

PubliCARD, Inc.
620 Fifth Avenue
7th Floor
New York, NY 10020

         Re:      PubliCARD, Inc.

Ladies and Gentlemen:

         We have acted as Pennsylvania counsel to PubliCARD, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement"). The Registration Statement registers 750,000 shares (the "Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), which may be issued upon the exercise of options granted under the PubliCARD 1999 Stock Option Plan for Non-Employee Directors (the "Plan").

         In rendering the opinion set forth below, we have reviewed the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, resolutions adopted by its Board of Directors, and such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         On the basis of the foregoing, we are of the opinion that the Shares of the Common Stock have been duly authorized and, when issued in accordance with the terms set forth in the Plan, will be validly issued, fully paid and nonassessable.

         Our opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations of other jurisdictions.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        Very truly yours,



                                        /s/ SCHNADER HARRISON SEGAL & LEWIS LLP